Exhibit 11
                           Telephone and Data Systems, Inc.
                       Computation of Earnings Per Common Share
                       (in thousands, except per share amounts)


    Three Months Ended March 31,                        1995              1994
    --------------------------------------------------------------------------

    Primary Earnings
      Net Income before cumulative effect
         of accounting change                      $  23,193         $  10,224
      Dividends on Preferred Shares                     (492)             (564)
      Minority income adjustment assuming issuance
         of a subsidiary's issuable securities           (95)              ---
                                                    ---------         ---------
      Net income before cumulative effect
         of accounting change applicable
         to Common                                    22,606             9,660
      Cumulative effect of accounting change             ---              (723)
                                                    ---------         ---------
      Net Income Available to Common               $  22,606         $   8,937
                                                    =========         =========
    Primary Shares
      Weighted average number of Common and
         Series A Common Shares Outstanding           56,349            52,290
      Additional shares assuming issuance of:
         Options and Stock Appreciation Rights           170               202
         Convertible Preferred Shares                    734                28
         Common Shares Issuable                           39                35
                                                    ---------         ---------
      Primary Shares                                  57,292            52,555
                                                    =========         =========
    Primary Earnings per Common Share
      Net Income before cumulative effect
         of accounting change                      $     .39         $     .18
      Cumulative effect of accounting change              --              (.01)
                                                    ---------         ---------
      Net Income                                   $     .39         $     .17
                                                    =========         =========
    Fully Diluted Earnings*
      Net Income before cumulative effect
         of accounting change                      $  23,193         $  10,224
      Dividends on Preferred Shares                     (343)             (564)
      Minority income adjustment assuming issuance
         of a subsidiary's issuable securities           (95)              ---
                                                    ---------         ---------
      Net income before cumulative effect
         of accounting change applicable
         to Common                                    22,755             9,660
      Cumulative effect of accounting change             ---              (723)
                                                    ---------         ---------
      Net Income Available to Common               $  22,755         $   8,937
                                                    =========         =========
    Fully Diluted Shares
      Weighted average number of Common and
         Series A Common Shares Outstanding           56,349            52,290
      Additional shares assuming issuance of:
         Options and Stock Appreciation Rights           171               206
         Convertible Preferred Shares                  1,231                28
         Common Shares Issuable                           39                35
                                                    ---------         ---------
      Fully Diluted Shares                            57,790            52,559
                                                    =========         =========
    Fully Diluted Earnings per Common Share
      Net Income before cumulative effect
         of accounting change                      $     .39         $     .18
      Cumulative effect of accounting change              --              (.01)
                                                    ---------         ---------
      Net Income                                   $     .39         $     .17
                                                    =========         =========

    * This calculation is submitted in accordance with Securities Act of 1934 Release No. 9083 although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.
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